Exhibit 31.3

Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) and 15d-14(a)

I, Tony Aquila, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Solera Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2015
/s/ Tony Aquila
Tony Aquila
Chief Executive Officer
(principal executive officer)